Albertsons Companies, Inc. Reports Third Quarter Fiscal 2021 Results

Raises Fiscal 2021 Outlook

Boise, ID - January 11, 2022

Albertsons Companies, Inc. (NYSE: ACI) (the "Company") today reported results for the third quarter of fiscal 2021, which ended December 4, 2021.

Third Quarter of Fiscal 2021 Highlights

•Identical sales increased 5.2%; on a two-year stacked basis identical sales growth was 17.5%
•Digital sales increased 9%; on a two-year stacked basis digital sales growth was 234%
•Net income of $425 million, or $0.74 per Class A common share
•Adjusted net income of $457 million, or $0.79 per Class A common share
•Adjusted EBITDA of $1,051 million

"We are pleased with our third quarter results as we continue to execute against our transformation strategy. A favorable economic backdrop together with the heroic performance of our frontline retail, distribution, and manufacturing teams contributed to these better-than-expected results," said Vivek Sankaran, CEO. "Also driving these results was our continued focus on in-store excellence, acceleration of our digital and omnichannel capabilities, and delivery of our productivity initiatives. During the quarter, we continued to gain market share in both units and dollars and saw ongoing improvement in both the in-store and online customer experience."

Third Quarter of Fiscal 2021 Results Compared to Third Quarter of Fiscal 2020

Net sales and other revenue was $16.7 billion during the 12 weeks ended December 4, 2021 ("third quarter of fiscal 2021") compared to $15.4 billion during the 12 weeks ended December 5, 2020 ("third quarter of fiscal 2020"). The increase was driven by the Company's 5.2% increase in identical sales, as well as higher fuel sales and sales related to stores acquired and opened since the third quarter of fiscal 2020. Retail price inflation and incremental sales related to administering COVID-19 vaccines contributed to the 5.2% identical sales increase.

Gross margin rate decreased to 28.9% during the third quarter of fiscal 2021 compared to 29.3% during the third quarter of fiscal 2020. Excluding the impact of fuel, gross margin rate increased 10 basis points compared to the third quarter of fiscal 2020. The increase in gross margin rate was primarily due to productivity initiatives, improved pharmacy margins related to administering COVID-19 vaccines and favorable product mix, largely offset by lower gross margin rates across certain product categories due to the rate impact of increased product costs driven by the current inflationary environment, as well as higher supply chain costs.

Selling and administrative expenses decreased to 25.4% of net sales and other revenue during the third quarter of fiscal 2021 compared to 28.0% during the third quarter of fiscal 2020. Excluding the impact of fuel and the $285.7 million charge related to the withdrawal from the United Food and Commercial Workers International Union ("UFCW") Union-Industry Pension Fund ("National Fund") during the third quarter of fiscal 2020, selling and administrative expenses as a percentage of net sales and other revenue decreased 20 basis points. The decrease in selling and administrative expenses was primarily attributable to lower COVID-19 related expenses and the execution of productivity initiatives, which were offset by higher employee costs, depreciation and other expenses related to the Company's investments in its digital and omnichannel capabilities and other strategic priorities. The increase in employee costs was the result of additional labor to support the increase in fresh sales, market-driven wage rate increases and higher equity-based compensation expense.

Interest expense, net was $111.3 million during the third quarter of fiscal 2021 compared to $115.9 million during the third quarter of fiscal 2020.

Other income, net was $38.3 million during the third quarter of fiscal 2021 compared to $19.2 million during the third quarter of fiscal 2020.

Income tax expense was $98.4 million, representing a 18.8% effective tax rate, during the third quarter of fiscal 2021 compared to $29.5 million, representing a 19.3% effective tax rate, during the third quarter of fiscal 2020. The decrease in the effective income tax rate was primarily driven by incremental discrete state income tax benefits related to expired statutes and audit settlements during the third quarter of fiscal 2021.

Net income was $424.5 million, or $0.74 per Class A common share, during the third quarter of fiscal 2021 compared to $123.7 million, or $0.20 per Class A common share, during the third quarter of fiscal 2020.

Adjusted net income was $457.2 million, or $0.79 per Class A common share, during the third quarter of fiscal 2021 compared to $386.6 million, or $0.66 per Class A common share, during the third quarter of fiscal 2020.

Adjusted EBITDA was $1,051.2 million, or 6.3% of sales, during the third quarter of fiscal 2021 compared to $967.7 million, or 6.3% of sales, during the third quarter of fiscal 2020.

Supplemental Two-Year Results - Third Quarter of Fiscal 2021 Compared to Third Quarter of Fiscal 2019

The following table provides a comparison of the third quarter of fiscal 2021 to the 12 weeks ended November 30, 2019 ("third quarter of fiscal 2019") for certain financial measures, including a compounded annual growth rate ("CAGR"), to demonstrate the two-year growth in the Company's business. The Company believes these supplemental comparisons provide meaningful and useful information to investors about the trends in its business relative to pre-COVID-19 pandemic periods.

Third Quarter of Fiscal 2021 Supplemental Two-Year Results
Identical sales two-year stacked (1)	17.5%
Net income per Class A common share two-year CAGR	186.7%
Adjusted net income per Class A common share two-year CAGR	81.4%
Net income two-year CAGR	178.3%
Adjusted net income two-year CAGR	79.3%
Adjusted EBITDA two-year CAGR	28.7%
% of net sales and other revenue:
Gross margin (1)	Increased 40 basis points
Selling and administrative expenses (1)	Decreased 170 basis points
(1)    Excluding fuel.

Net sales and other revenue was $16.7 billion during the third quarter of fiscal 2021 compared to $14.1 billion during the third quarter of fiscal 2019. The increase in sales compared to the third quarter of fiscal 2019 was primarily due to the 17.5% increase in two-year stacked identical sales.

Gross margin rate increased to 28.9% during the third quarter of fiscal 2021 compared to 28.3% during the third quarter of fiscal 2019. Excluding the impact of fuel, gross margin rate increased by approximately 40 basis points compared to the third quarter of fiscal 2019, primarily driven by sales leverage, productivity initiatives and improved pharmacy margins related to administering COVID-19 vaccines, partially offset by growth in digital sales and an increase in product and supply chain costs driven by the current inflationary environment.

Selling and administrative expenses decreased to 25.4% of net sales and other revenue during the third quarter of fiscal 2021 compared to 27.0% of net sales and other revenue for the third quarter of fiscal 2019. Excluding the impact of fuel, selling and administrative expenses as a percentage of net sales and other revenue decreased approximately 170 basis points primarily due to sales leverage and the execution of productivity initiatives, partially offset by increases in employee costs and other expenses related to the Company's investments in its digital and omnichannel capabilities and strategic priorities, as well as incremental COVID-19 expenses.

Capital Allocation

The Company's capital allocation strategy is balanced, prioritizing capital investment to drive future growth, continued deleveraging of the balance sheet, and the return of capital to stockholders via quarterly dividends and opportunistic share repurchases, all anchored on strong and consistent free cash flow.

During the first 40 weeks of fiscal 2021, the Company spent $1,216.4 million in capital expenditures, which included investments in digital and technology, the opening of nine new stores and the completion of 146 store remodels. During the third quarter of fiscal 2021, the Company also paid its quarterly dividend of $0.12 per share of Class A common stock on November 12, 2021 to stockholders of record as of October 29, 2021. Today the Company announced the next quarterly dividend of $0.12 per share of Class A common stock payable on February 10, 2022 to stockholders of record as of January 26, 2022.

Convertible Preferred Stock

Subsequent to the end of the third quarter of fiscal 2021, certain holders of the Company's convertible preferred stock converted approximately 262,601 shares of convertible preferred stock into approximately 15,247,696 shares of the Company's Class A common stock. These conversions represented approximately 15% of the convertible preferred stock outstanding as of the end of the third quarter of fiscal 2021.

Fiscal 2021 Outlook

The Company is providing an updated fiscal 2021 outlook and now expects:

•Identical sales in fiscal 2021 in the range of (0.8%) to (1.2%) (previously (2.5%) to (3.5%)), representing two-year stacked growth of 15.7% to 16.1% (previously 13.4% to 14.4%)
•Adjusted EBITDA in the range of $4.25 billion to $4.30 billion (previously $3.95 billion to $4.05 billion)
•Adjusted net income per Class A common share in the range of $2.90 to $2.95 per share (previously $2.50 to $2.60 per share)
•Effective tax rate in the range of 22.5% to 23.5% (previously 23% to 24%)
•Capital expenditures in the range of $1.8 billion to $1.9 billion (previously $1.9 billion to $2.0 billion)

The Company is unable to provide a full reconciliation of the GAAP and Non-GAAP Measures (as defined below) used in the updated fiscal 2021 outlook without unreasonable effort because it is not possible to predict certain of the adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of the Company's control and could have a significant impact on its GAAP financial results for fiscal 2021. The expected effective tax rate does not reflect potential rate adjustments for the resolution of tax audits or potential changes in tax laws, which cannot be predicted with reasonable certainty.

Conference Call

The Company will hold a conference call today at 8:30 a.m. Eastern Time, which will be hosted by Vivek Sankaran, CEO, and Sharon McCollam, President & CFO. The call will be webcast and can be accessed at https://investor.albertsonscompanies.com/Event-Calendar. A replay of the webcast will be available for at least two weeks following the completion of the call.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of December 4, 2021, the Company operated 2,278 retail food and drug stores with 1,722 pharmacies, 399 associated fuel centers, 22 dedicated distribution centers and 20 manufacturing facilities. The Company operates stores across 34 states and the District of Columbia under more than 20 well-known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, Acme, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2020, along with the Albertsons Companies Foundation, the Company gave $260 million in food and financial support, including approximately $95 million through our Nourishing Neighbors Program to ensure those living in our communities have enough to eat. Albertsons Companies also pledged $5 million to organizations supporting social justice. These efforts have helped millions of people in the areas of hunger relief, education, cancer research and treatment, social justice and programs for people with disabilities and veterans' outreach.

Forward-Looking Statements and Factors That Impact Our Operating Results and Trends

This press release includes "forward-looking statements" within the meaning of the federal securities laws. The "forward-looking statements" include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to our future operating or financial performance which the Company believes to be reasonable at this time. You can identify forward-looking statements by the use of words such as "outlook," "may," "should," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future" and "intends" and similar expressions which are intended to identify forward-looking statements.

These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict, including, among others:
•changes in macroeconomic conditions;
•retail consumer behavior and environment and the Company's industry;
•ability to attract and retain qualified associates;
•failure to achieve productivity initiatives;
•increased rates of food price inflation or future deflation; and
•factors related to the continued impact of the COVID-19 pandemic, about which there are still many unknowns, including its duration, recurrence, new variants, status and effectiveness of vaccinations, duration and scope of related government orders, financial assistance programs, mandates and regulations and the extent of the overall impact to our business and the communities we serve.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

While certain aspects of our financial results have been favorably impacted by increased demand during the COVID-19 pandemic, in addition to favorable consumer conditions including incremental financial assistance provided by various government agencies, our business continues to experience challenges to meet customer demand. We have recently experienced increased labor shortages due to recent COVID-19 variants resulting in transportation and retail store disruptions. Together with labor shortages and higher demand for talent, the current economic environment is driving higher wages. The current labor shortages could also impact our ability to negotiate acceptable contracts with labor unions which could result in strikes by affected workers and thereby significantly disrupt our operations. Our ability to meet labor needs, control wage and labor-related costs and minimize labor disruptions will be key to our success of operating our business and executing our business strategies. Furthermore, our business is experiencing an inflationary environment and food price inflation, which has benefited our sales and gross margin growth but has negatively impacted our gross margin rates. In addition, a deflationary market in future periods could reduce sales growth and earnings. We are unable to predict whether the current inflationary environment will continue or whether a deflationary trend will occur. We expect the economic environment to remain uncertain as we navigate the COVID-19 pandemic, labor challenges and the current inflationary environment.

Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted by us. In evaluating our financial results and forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the "Risk Factors" section or other sections in our reports filed with the SEC including the most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K.

Non-GAAP Measures and Identical Sales

EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per Class A common share (collectively, the "Non-GAAP Measures") are performance measures that provide supplemental information the Company believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income, gross margin, and net income per Class A common share. These Non-GAAP Measures exclude the financial impact of items management does not consider in assessing the Company's ongoing operating performance, and thereby provide useful measures of its operating performance on a period-to-period basis. Other companies may have different definitions of Non-GAAP Measures and provide for different adjustments, and comparability to the Company's results of operations may be impacted by such differences. The Company also uses Adjusted EBITDA and Net Debt Ratio for board of director and bank compliance reporting. The Company's presentation of Non-GAAP Measures should not be construed as an implication that its future results will be unaffected by unusual or non-recurring items.

As used in this earnings release, the term "identical sales" includes stores operating during the same period in both the current fiscal year and the prior fiscal year, comparing sales on a daily basis. Direct to consumer digital sales are included in identical sales, and fuel sales are excluded from identical sales.

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(dollars in millions, except per share data)
(unaudited)

	12 weeks ended		40 weeks ended
	December 4, 2021	December 5, 2020	December 4, 2021	December 5, 2020
Net sales and other revenue	$16,728.4	$15,408.9	$54,503.5	$53,918.1
Cost of sales	11,898.3	10,900.3	38,765.4	38,063.1
Gross margin	4,830.1	4,508.6	15,738.1	15,855.0

Selling and administrative expenses	4,243.9	4,309.1	13,978.8	14,109.7
Gain on property dispositions and impairment losses, net	(13.4)	(59.0)	(13.3)	(47.0)
Operating income	599.6	258.5	1,772.6	1,792.3

Interest expense, net	111.3	115.9	373.9	425.1
Loss on debt extinguishment	3.7	8.6	3.7	57.7
Other income, net	(38.3)	(19.2)	(100.7)	(27.5)
Income before income taxes	522.9	153.2	1,495.7	1,337.0

Income tax expense	98.4	29.5	331.2	342.6
Net income	$424.5	$123.7	$1,164.5	$994.4

Net income per Class A common share
Basic net income per Class A common share	$0.78	$0.21	$1.97	$1.78
Diluted net income per Class A common share	0.74	0.20	1.95	1.71
Weighted average Class A common shares outstanding
Basic	466.0	468.7	465.4	511.0
Diluted	574.2	472.1	471.2	580.3

% of net sales and other revenue
Gross margin	28.9%	29.3%	28.9%	29.4%
Selling and administrative expenses	25.4%	28.0%	25.6%	26.2%

Store data
Number of stores at end of quarter	2,278	2,253

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 4, 2021	February 27, 2021
ASSETS
Current assets
Cash and cash equivalents	$2,661.0	$1,717.0
Receivables, net	607.4	550.9
Inventories, net	4,671.0	4,301.3
Other current assets	440.3	418.8
Total current assets	8,379.7	6,988.0

Property and equipment, net	9,249.4	9,412.7
Operating lease right-of-use assets	5,922.8	6,015.6
Intangible assets, net	2,239.5	2,108.8
Goodwill	1,201.0	1,183.3
Other assets	943.7	889.6
TOTAL ASSETS	$27,936.1	$26,598.0

LIABILITIES
Current liabilities
Accounts payable	$4,066.1	$3,487.3
Accrued salaries and wages	1,483.3	1,474.7
Current maturities of long-term debt and finance lease obligations	82.0	212.4
Current maturities of operating lease obligations	627.8	605.3
Other current liabilities	1,202.0	1,052.5
Total current liabilities	7,461.2	6,832.2

Long-term debt and finance lease obligations	7,915.7	8,101.2
Long-term operating lease obligations	5,508.2	5,548.0
Deferred income taxes	684.9	533.7
Other long-term liabilities	2,456.3	2,659.5

Commitments and contingencies
Series A convertible preferred stock	844.3	844.3
Series A-1 convertible preferred stock	754.8	754.8

STOCKHOLDERS' EQUITY
Class A common stock	5.9	5.9
Additional paid-in capital	1,946.1	1,898.9
Treasury stock, at cost	(1,907.0)	(1,907.0)
Accumulated other comprehensive income	78.6	63.5
Retained earnings	2,187.1	1,263.0
Total stockholders' equity	2,310.7	1,324.3
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$27,936.1	$26,598.0

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	40 weeks ended
	December 4, 2021	December 5, 2020
Cash flows from operating activities:
Net income	$1,164.5	$994.4
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on property dispositions and impairment losses, net	(13.3)	(47.0)
Depreciation and amortization	1,273.2	1,171.7
Operating lease right-of-use assets amortization	478.2	443.9
LIFO expense	58.6	37.5
Deferred income tax	99.4	(16.8)
Contributions to pension and post-retirement benefit plans, net of (income) expense	(73.6)	(80.6)
(Gain) loss on interest rate swaps and commodity hedges, net	(8.8)	24.0
Deferred financing costs	16.0	16.1
Loss on debt extinguishment	3.7	57.7
Equity-based compensation expense	75.4	43.4
Other	(48.7)	(46.0)
Changes in operating assets and liabilities:
Receivables, net	(69.6)	(23.1)
Inventories, net	(427.4)	(322.9)
Accounts payable, accrued salaries and wages and other accrued liabilities	627.6	627.1
Operating lease liabilities	(388.2)	(357.7)
Self-insurance assets and liabilities	34.7	20.6
Other operating assets and liabilities	(18.9)	453.7
Net cash provided by operating activities	2,782.8	2,996.0

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(25.4)	—
Payments for property, equipment and intangibles, including payments for lease buyouts	(1,216.4)	(1,083.0)
Proceeds from sale of long-lived assets	37.8	143.9
Other investing activities	26.9	(5.2)
Net cash used in investing activities	(1,177.1)	(944.3)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	3,500.0
Payments on long-term borrowings	(330.6)	(3,638.7)
Payments of obligations under finance leases	(50.6)	(52.0)
Payment of redemption premium on debt extinguishment	(2.9)	(48.6)
Payments for debt financing costs	—	(15.9)
Dividends paid on common stock	(149.0)	(47.3)
Dividends paid on convertible preferred stock	(88.6)	(36.4)
Proceeds from convertible preferred stock	—	1,680.0
Third party issuance costs on convertible preferred stock	—	(80.9)
Treasury stock purchase, at cost	—	(1,864.7)
Employee tax withholding on vesting of restricted stock units	(28.7)	(13.7)
Other financing activities	(11.3)	(25.7)
Net cash used in financing activities	(661.7)	(643.9)

Net increase in cash and cash equivalents and restricted cash	944.0	1,407.8
Cash and cash equivalents and restricted cash at beginning of period	1,767.6	478.9
Cash and cash equivalents and restricted cash at end of period	$2,711.6	$1,886.7

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

The following tables reconcile Net income to Adjusted net income, and Net income per Class A common share to Adjusted net income per Class A common share for the 12 weeks ended December 4, 2021, December 5, 2020 and November 30, 2019:

	12 weeks ended
	December 4, 2021	December 5, 2020	November 30, 2019 Supplemental
Numerator:

Net income	$424.5	$123.7	$54.8
Adjustments:
(Gain) loss on interest rate and commodity hedges, net (d)	(1.3)	(1.9)	0.1
Facility closures and transformation (1)(b)	10.2	18.6	11.0
Acquisition and integration costs (2)(b)	1.2	2.0	17.4
Equity-based compensation expense (b)	26.4	15.1	7.2
Gain on property dispositions and impairment losses, net	(13.4)	(59.0)	(18.7)
LIFO expense (a)	29.5	14.3	2.6
Discretionary COVID-19 pandemic related costs (3)(b)	—	44.7	—
Government-mandated incremental COVID-19 pandemic related pay (4)(b)	5.6	—	—
Transaction and reorganization costs related to convertible preferred stock issuance and initial public offering (b)	—	(1.0)	3.4
Amortization of debt discount and deferred financing costs (c)	4.8	4.9	25.1
Loss on debt extinguishment	3.7	8.6	—
Amortization of intangible assets resulting from acquisitions (b)	9.5	12.9	65.3
UFCW National Fund withdrawal (b)	—	285.7	—
Miscellaneous adjustments (5)(f)	(34.9)	8.6	4.6
Tax impact of adjustments to Adjusted net income	(8.6)	(90.6)	(30.6)
Adjusted net income	$457.2	$386.6	$142.2

Denominator:

Weighted average Class A common shares outstanding - diluted	574.2	472.1	580.9
Adjustments:
Convertible preferred stock (6)	—	101.6	—
Restricted stock units and awards (7)	6.5	8.9	6.6
Adjusted weighted average Class A common shares outstanding - diluted	580.7	582.6	587.5

Adjusted net income per Class A common share - diluted	$0.79	$0.66	$0.24

Supplemental Two-Year CAGR:
Net income two-year CAGR	178.3%
Adjusted net income two-year CAGR	79.3%

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

	12 weeks ended
	December 4, 2021	December 5, 2020	November 30, 2019 Supplemental
Net income per Class A common share - diluted	$0.74	$0.20	$0.09
Convertible preferred stock (6)	—	0.01	—
Non-GAAP adjustments (8)	0.06	0.46	0.15
Restricted stock units and awards (7)	(0.01)	(0.01)	—
Adjusted net income per Class A common share - diluted	$0.79	$0.66	$0.24

Supplemental Two-Year CAGR:
Net income per Class A common share two-year CAGR	186.7%
Adjusted net income per Class A common share two-year CAGR	81.4%
(1) Includes costs related to closures of operating facilities and third-party consulting fees related to our strategic priorities and associated business transformation.
(2) Related to conversion activities and related costs associated with integrating acquired businesses. Also includes expenses related to management fees in prior periods paid in connection with acquisition and financing activities.
(3) Includes $44.7 million in bonus payments related to front-line associates during the third quarter of fiscal 2020.
(4) Represents incremental pay that is legislatively required in certain municipalities in which we operate.
(5) Primarily includes lease adjustments related to non-cash rent expense and costs incurred on leased surplus properties, net realized and unrealized gains and losses related to non-operating investments, certain legal and regulatory accruals and settlements, and adjustments for unconsolidated equity investments.
(6) Represents the conversion of convertible preferred stock to the fully outstanding as-converted Class A common shares as of the end of each respective period, for periods in which the convertible preferred stock is antidilutive under GAAP.
(7) Represents incremental unvested restricted stock units ("RSUs") and unvested restricted stock awards ("RSAs") to adjust the diluted weighted average Class A common shares outstanding during each respective period to the fully outstanding RSUs and RSAs as of the end of each respective period.
(8) Reflects the per share impact of Non-GAAP adjustments for each period. See the reconciliation of Net income to Adjusted net income above for further details.

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

The following table is a reconciliation of Adjusted net income to Adjusted EBITDA:

	12 weeks ended
	December 4, 2021	December 5, 2020	November 30, 2019 Supplemental
Adjusted net income (1)	$457.2	$386.6	$142.2
Tax impact of adjustments to Adjusted net income	8.6	90.6	30.6
Income tax expense	98.4	29.5	12.9
Amortization of debt discount and deferred financing costs (c)	(4.8)	(4.9)	(25.1)
Interest expense, net	111.3	115.9	154.8
Amortization of intangible assets resulting from acquisitions (b)	(9.5)	(12.9)	(65.3)
Depreciation and amortization (e)	390.0	362.9	384.3
Adjusted EBITDA	$1,051.2	$967.7	$634.4

Supplemental Two-Year CAGR:
Adjusted EBITDA two-year CAGR	28.7%
(1) See the reconciliation of Net income to Adjusted net income above for further details.
Non-GAAP adjustment classifications within the Consolidated Statement of Operations:
(a) Cost of sales
(b) Selling and administrative expenses
(c) Interest expense, net

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

(d) (Gain) loss on interest rate and commodity hedges, net:

	12 weeks ended
	December 4, 2021	December 5, 2020	November 30, 2019 Supplemental
Cost of sales	$(0.6)	$(2.2)	$0.1
Other income, net	(0.7)	0.3	—
Total (Gain) loss on interest rate and commodity hedges, net	$(1.3)	$(1.9)	$0.1

(e) Depreciation and amortization:

	12 weeks ended
	December 4, 2021	December 5, 2020	November 30, 2019 Supplemental
Cost of sales	$38.8	$37.8	$38.3
Selling and administrative expenses	351.2	325.1	346.0
Total Depreciation and amortization	$390.0	$362.9	$384.3

(f) Miscellaneous adjustments:

	12 weeks ended
	December 4, 2021	December 5, 2020	November 30, 2019 Supplemental
Selling and administrative expenses	$(15.2)	$10.0	$11.9
Other income, net	(19.7)	(1.4)	(7.3)
Total Miscellaneous adjustments	$(34.9)	$8.6	$4.6

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

The following tables reconcile Net income to Adjusted net income, and Net income per Class A common share to Adjusted net income per Class A common share for the 40 weeks ended December 4, 2021, December 5, 2020 and November 30, 2019:

	40 weeks ended
	December 4, 2021	December 5, 2020	November 30, 2019 Supplemental
Numerator:

Net income	$1,164.5	$994.4	$398.6
Adjustments:
(Gain) loss on interest rate and commodity hedges, net (d)	(8.8)	24.0	0.4
Facility closures and transformation (1)(b)	45.8	34.5	11.0
Acquisition and integration costs (2)(b)	8.1	10.5	51.0
Equity-based compensation expense (b)	75.4	43.4	24.8
Gain on property dispositions and impairment losses, net (3)	(13.3)	(47.0)	(482.7)
LIFO expense (a)	58.6	37.5	18.9
Discretionary COVID-19 pandemic related costs (4)(b)	—	134.6	—
Government-mandated incremental COVID-19 pandemic related pay (5)(b)	53.0	—	—
Civil disruption related costs (6)(b)	—	13.0	—
Transaction and reorganization costs related to convertible preferred stock issuance and initial public offering (b)	—	23.4	3.4
Amortization of debt discount and deferred financing costs (c)	15.9	16.1	68.9
Loss on debt extinguishment	3.7	57.7	65.8
Amortization of intangible assets resulting from acquisitions (b)	37.1	43.5	227.0
UFCW National Fund withdrawal (b)	—	285.7	—
Miscellaneous adjustments (7)(f)	(40.6)	56.0	37.7
Tax impact of adjustments to Adjusted net income	(55.2)	(183.1)	(6.9)
Adjusted net income	$1,344.2	$1,544.2	$417.9

Denominator:

Weighted average Class A common shares outstanding - diluted	471.2	580.3	579.8
Adjustments:
Convertible preferred stock (8)	101.6	—	—
Restricted stock units and awards (9)	7.3	8.3	7.6
Adjusted weighted average Class A common shares outstanding - diluted	580.1	588.6	587.4

Adjusted net income per Class A common share - diluted	$2.32	$2.62	$0.71

Supplemental Two-Year CAGR:
Net income two-year CAGR	70.9%
Adjusted net income two-year CAGR	79.3%

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

	40 weeks ended
	December 4, 2021	December 5, 2020	November 30, 2019 Supplemental
Net income per Class A common share - diluted	$1.95	$1.71	$0.69
Convertible preferred stock (8)	0.09	—	—
Non-GAAP adjustments (10)	0.31	0.95	0.03
Restricted stock units and awards (9)	(0.03)	(0.04)	(0.01)
Adjusted net income per Class A common share - diluted	$2.32	$2.62	$0.71

Supplemental Two-Year CAGR:
Net income per Class A common share two-year CAGR	68.1%
Adjusted net income per Class A common share two-year CAGR	80.8%
(1) Includes costs related to closures of operating facilities and third-party consulting fees related to our strategic priorities and associated business transformation.
(2) Related to conversion activities and related costs associated with integrating acquired businesses. Also includes expenses related to management fees in prior periods paid in connection with acquisition and financing activities.
(3) Primarily due to gains related to sale leaseback transactions in the second quarter of fiscal 2019.
(4) Includes $44.7 million in bonus payments related to front-line associates during the third quarter of fiscal 2020. Also includes $53 million of charitable contributions to our communities for hunger relief and $36.9 million in final reward payments to front-line associates at the end of the first quarter of fiscal 2020.
(5) Represents incremental pay that is legislatively required in certain municipalities in which we operate.
(6) Primarily includes costs related to store damage, inventory losses and community support as a result of the civil disruption during late May 2020 and early June 2020 in certain markets.
(7) Primarily includes lease adjustments related to non-cash rent expense and costs incurred on leased surplus properties, net realized and unrealized gains and losses related to non-operating investments, certain legal and regulatory accruals and settlements, pension settlement gain and adjustments for unconsolidated equity investments.
(8) Represents the conversion of convertible preferred stock to the fully outstanding as-converted Class A common shares as of the end of each respective period, for periods in which the convertible preferred stock is antidilutive under GAAP.
(9) Represents incremental unvested RSUs and unvested RSAs to adjust the diluted weighted average Class A common shares outstanding during each respective period to the fully outstanding RSUs and RSAs as of the end of each respective period.
(10) Reflects the per share impact of Non-GAAP adjustments for each period. See the reconciliation of Net income to Adjusted net income above for further details.

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

The following table is a reconciliation of Adjusted net income to Adjusted EBITDA:

	40 weeks ended
	December 4, 2021	December 5, 2020	November 30, 2019 Supplemental
Adjusted net income (1)	1,344.2	$1,544.2	$417.9
Tax impact of adjustments to Adjusted net income	55.2	183.1	6.9
Income tax expense	331.2	342.6	110.5
Amortization of debt discount and deferred financing costs (c)	(15.9)	(16.1)	(68.9)
Interest expense, net	373.9	425.1	557.5
Amortization of intangible assets resulting from acquisitions (b)	(37.1)	(43.5)	(227.0)
Depreciation and amortization (e)	1,273.2	1,171.7	1,281.9
Adjusted EBITDA	$3,324.7	$3,607.1	$2,078.8

Supplemental Two-Year CAGR:
Adjusted EBITDA two-year CAGR	26.5%
(1) See the reconciliation of Net income to Adjusted net income above for further details.
Non-GAAP adjustment classifications within the Consolidated Statement of Operations:
(a) Cost of sales
(b) Selling and administrative expenses
(c) Interest expense, net

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

(d) (Gain) loss on interest rate and commodity hedges, net:

	40 weeks ended
	December 4, 2021	December 5, 2020	November 30, 2019 Supplemental
Cost of sales	$(8.4)	$4.3	$0.4
Other income, net	(0.4)	19.7	—
Total (Gain) loss on interest rate and commodity hedges, net	$(8.8)	$24.0	$0.4

(e) Depreciation and amortization:

	40 weeks ended
	December 4, 2021	December 5, 2020	November 30, 2019 Supplemental
Cost of sales	$125.6	$131.9	$128.3
Selling and administrative expenses	1,147.6	1,039.8	1,153.6
Total Depreciation and amortization	$1,273.2	$1,171.7	$1,281.9

(f) Miscellaneous adjustments:

	40 weeks ended
	December 4, 2021	December 5, 2020	November 30, 2019 Supplemental
Selling and administrative expenses	$(5.0)	$44.7	$28.6
Other income, net	(35.6)	11.3	9.1
Total Miscellaneous adjustments	$(40.6)	$56.0	$37.7

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions)

The following table is a reconciliation of Net Debt Ratio on a rolling four quarter basis:

	December 4, 2021	December 5, 2020
Total debt (including finance leases and excluding operating leases)	$7,997.7	$8,540.4
Cash and cash equivalents	2,661.0	1,836.1
Total debt net of cash and cash equivalents	5,336.7	6,704.3

Rolling four quarters Adjusted EBITDA	$4,241.6	$4,362.7

Total Net Debt Ratio	1.26	1.54

The following table is a reconciliation of Net income to Adjusted EBITDA on a rolling four quarter basis:

	Rolling four quarters ended
	December 4, 2021	December 5, 2020
Net income	$1,020.3	$1,062.2
Depreciation and amortization	1,638.4	1,581.1
Interest expense, net	487.0	565.6
Income tax expense	267.1	364.9
EBITDA	3,412.8	3,573.8

(Gain) loss on interest rate and commodity hedges, net	(15.9)	74.2
Facility closures and transformation (1)	69.3	41.8
Acquisition and integration costs (2)	10.2	20.0
Equity-based compensation expense	91.0	51.4
Loss on debt extinguishment	31.3	103.3
Gain on property dispositions and impairment losses, net	(5.1)	(49.1)
LIFO expense	79.8	37.0
Discretionary COVID-19 pandemic related costs (3)	—	134.6
Government-mandated incremental COVID-19 pandemic related pay (4)	53.0	—
Civil disruption related costs (5)	—	13.0
Transaction and reorganization costs related to convertible preferred stock issuance and initial public offering	0.4	23.7
Combined Plan and UFCW National Fund withdrawal (6)	607.2	285.7
Miscellaneous adjustments (7)	(92.4)	53.3
Adjusted EBITDA	$4,241.6	$4,362.7
(1) Includes costs related to closures of operating facilities and third-party consulting fees related to our strategic priorities and associated business transformation.
(2) Related to conversion activities and related costs associated with integrating acquired businesses. Also includes expenses related to acquisitions and expenses related to management fees paid in connection with acquisition and financing activities.
(3) Includes $44.7 million in bonus payments related to front-line associates during the third quarter of fiscal 2020. Also includes $53 million of charitable contributions to our communities for hunger relief and $36.9 million in final reward payments to front-line associates at the end of the first quarter of fiscal 2020.
(4) Represents incremental pay that is legislatively required in certain municipalities in which we operate.
(5) Primarily includes costs related to store damage, inventory losses and community support as a result of civil disruption during late May 2020 and early June 2020 in certain markets.
(6) Includes the $607.2 million charge in the fourth quarter of fiscal 2020 related to the withdrawal from the Food Employers Labor Relations Association and United Food and Commercial Workers Pension Fund ("FELRA") and the Mid-Atlantic UFCW and Participating Pension

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions)

Fund ("MAP" and together with FELRA, the "Combined Plan") and the $285.7 million charge in the third quarter of fiscal 2020 related to the withdrawal from the UFCW National Fund.
(7) Primarily includes lease adjustments related to non-cash rent expense and costs incurred on leased surplus properties, net realized and unrealized gains and losses related to non-operating investments, certain legal and regulatory accruals and settlements, pension settlement gain and adjustments for unconsolidated equity investments.